UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

HENNESSY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

California	001-36423	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California	94945
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (415) 899-1555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, no par value	HNNA	The Nasdaq Stock Market LLC
4.875% Notes due 2026	HNNAZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 1, 2021, the Board of Directors (the “Board”) of Hennessy Advisors, Inc. (the “Company”) increased the size of the Board to 10 members and elected Lydia Knight-O’Riordan as a director to fill the vacancy on the Board, effective December 1, 2021. Ms. Knight-O’Riordan will serve until the annual meeting of shareholders to be held in 2022 and until her successor is duly elected and qualified. The Board has determined that Ms. Knight-O’Riordan is independent within the meaning of Nasdaq Marketplace Rule 5606(a)(2).

Ms. Knight-O’Riordan will receive compensation as a non-management director in accordance with the Company’s non-management director compensation practices as described in the section titled “Corporate Governance Practices–Director Compensation” of the Company’s Annual Meeting Proxy Statement filed with the Securities and Exchange Commission from time to time.

The Company issued a press release announcing Ms. Knight-O’Riordan’s election to the Board. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.Financial Statements and Exhibits

The exhibit listed in the exhibit index below is furnished under Item 2.02 of this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit	Description
99.1	Press release.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.

December 1, 2021	By:	/s/ Teresa M. Nilsen
Teresa M. Nilsen
President

3